Independent Auditors' Consent

To the Shareholders and Board of Directors of Travelers Series Fund Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Travelers Series Fund Inc. in this Prospectus and Statement of Additional Information, of our report dated December 15, 1999, on the statement of assets and
liabilities, and the related statement of operations,  the
statements of changes in net assets, and the financial highlights for each of the periods described below. These financial
statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.
We also consent to the references to our firm under the headings
"Financial Highlights" in the Prospectus and "Independent
Auditors" in the Statement of Additional Information.
Portfolio
Smith Barney International Equity Portfolio
	 Statement of Assets and Liabilities	Year ended October 31, 1999
Smith Barney Pacific Basin Portfolio
    Statement of Operations  		Year ended October 31, 1999
INVESCO Global Strategic Income Portfolio
    Statements of Changes in Net Assets	Two years ended October
31, 1999
Smith Barney High Income Portfolio
    Financial Highlights 		Five years ended October 31,
1999
Putnam Diversified Income Portfolio
MFS Total Return Portfolio
Travelers Managed Income Portfolio
Smith Barney Money Market Portfolio
Smith Barney Large Cap Value Portfolio
Alliance Growth Portfolio
Van Kampen Enterprise Portfolio


AIM Capital Appreciation Portfolio
     Statement of Assets and Liabilities	Year ended October 31,
1999
     Statement of Operations		Year ended October 31, 1999

     Statements of Changes in Net Assets	Two years ended October
31, 1999
     Financial Highlights	Four years ended October 31, 1999
     and for the period from October 10, 1995 to October 31, 1995

Smith Barney Large Capitalization Growth Portfolio
    Statement of Assets and Liabilities	Year ended October 31,
1999
    Statement of Operations		Year ended October 31, 1999
    Statements of Changes in Net Assets     	Year ended October
31, 1999
and period from May 1, 1998 to October 31,
1998
Financial Highlights           	Year ended October 31, 1999
and for the period from May 1, 1998 to October 31, 1998






KPMG LLP
New York, New York
February 21, 2000
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